Exhibit 10.23

COLLATERAL TRUST AGREEMENT
dated as of August 4, 2025
among
INNOVATE CORP.,
the other Grantors from time to time party hereto,
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee under the Indenture,

MSD PCOF PARTNERS IX, LLC,
as First-Out Lender under the First-Out Credit Agreement and a First-Out Authorized
Representative

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Trustee

i

EXHIBIT A - Additional Pari Passu Debt Designation
EXHIBIT B - Form of Collateral Trust Joinder-Additional Pari Passu Obligations
EXHIBIT C - Form of Collateral Trust Joinder-Additional Grantor

ii

COLLATERAL TRUST AGREEMENT dated as of August 4, 2025, among INNOVATE CORP., a Delaware corporation (the “Issuer”), the Grantors from time to time party hereto, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee (as defined below), MSD PCOF PARTNERS IX, LLC, as lender under the First-Out Credit Agreement (in such capacity and tougher with its successors and assigns in such capacity, the “First-Out Lender”) , and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Trustee (in such capacity and together with its successors in such capacity, the “Collateral Trustee”).
W I T N E S S E T H:
WHEREAS, the Issuer intends to issue 10.500% Senior Secured Notes due 2027 (the “Notes”) in an aggregate principal amount of $360.345,562 million pursuant to an Indenture dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”) among the Issuer, the Guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (in such capacity and together with its successors in such capacity, the “Trustee”).
WHEREAS, pursuant to the Pledge and Security Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”), the Issuer and the other Grantors have agreed to grant liens and pledges on substantially all present and future Collateral in favor of the Collateral Trustee, for the ratable benefit of the Secured Parties, to secure the Obligations under the Indenture on a first priority basis, to the extent that such Liens have been provided for (or are subsequently provided for) in the applicable Security Documents.
WHEREAS, the pursuant to that certain Credit Agreement, dated as of March 13, 2020, by and among Issuer, as borrower, the other Grantors as guarantors from time to time party thereto and the First-Out Lender, as amended by the First Amendment to Credit Agreement, dated as of August 10, 2020, among the Issuer, as borrower, the Grantors party thereto and the Lender, the Waiver, Consent and Second Amendment to Credit Agreement, dated as of February 1, 2021, among the Issuer, as borrower, the Grantors party thereto and the Lender, the Third Amendment to Credit Agreement, dated as of February 23, 2021, among the Issuer, as borrower, the Grantors party thereto and the Lender, the Fourth Amendment to Credit Agreement, dated as of April 25, 2023, among the Issuer, as borrower, the Grantors party thereto and the Lender, the Fifth Amendment to Credit Agreement, dated as of May 6, 2024, among the Issuer, as borrower, the Grantors party thereto and the Lender, the Sixth Amendment to Credit Agreement, dated as of March 6, 2025, among the Issuer, as borrower, the Grantors party thereto and the Lender, the Seventh Amendment to Credit Agreement, dated as of July 31, 2025, among the Issuer, as borrower, the Grantors party thereto and the Lender and the Eighth Amendment to Credit Agreement, dated as of August 4, 2025, among the Issuer, as borrower, the Grantors party thereto and the Lender and as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First-Out Credit Agreement”), the Lender has agreed to provide revolving loans and other financial accommodations to the Loan Parties (as defined in the Credit Agreement) thereunder.
WHEREAS pursuant to the “Security Documents” (as defined in the First-Out Credit Agreement), the Issuer and the other Grantors have agreed to grant liens and pledges on substantially all present and future Collateral in favor of the Collateral Trustee, for the ratable benefit of the First-Out Secured Parties, to secure the First-Out Obligations under the Credit Agreement on a first priority basis, to the extent that such Liens have been provided for (or are subsequently provided for) in the applicable Security Documents.
WHEREAS, this Agreement sets forth the terms on which each Secured Party has appointed the Collateral Trustee to act as the Collateral Trustee for the present and future holders of the Pari Passu Obligations (as defined below) to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Collateral Trustee or the subject of the Security Documents, and to enforce the Security Documents and all interests, rights, powers and remedies of the Collateral Trustee with respect thereto or thereunder and the proceeds thereof. Capitalized terms used in this Agreement have the meanings assigned to them above or in Article 1 below.
NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1. DEFINITIONS; PRINCIPLES OF CONSTRUCTION
SECTION 1.1 Defined Terms. The following terms will have the following meanings:
“Act of Required Secured Parties” means, as to any matter at any time, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of (or the Authorized Representatives representing the holders of) more than 50% of the sum of the aggregate outstanding principal amount of Pari Passu Debt (including the face amount of outstanding letters of credit whether or not then available or drawn).
For purposes of this definition, (i)(a) Pari Passu Debt registered in the name of, or beneficially owned by, the Issuer or any Affiliate of the Issuer and (b) prior to the Discharge of First-Out Obligations and the Discharge of Specified Pari Passu Obligations, Excess First-Out Obligations will be deemed not to be outstanding and neither (x) the Issuer or any Affiliate of the Issuer nor (y) any holder of Excess First-Out Obligations (with respect to such Excess First-Out Obligations) will be entitled to vote such Pari Passu Debt and (ii) votes will be determined in accordance with Section 7.2.
“Additional Pari Passu Debt Designation” means a notice in substantially the form of Exhibit A.
“Additional Pari Passu Obligations” has the meaning set forth in Section 3.8(b)(1).
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” shall mean this Collateral Trust Agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Authorized Representative” means (1) in the case of the Notes, the Trustee, or (2) in the case of any other Series of Pari Passu Debt (including any Series of First-Out Debt), the trustee, agent or representative of the holders of such Series of Pari Passu Debt who maintains the transfer register for such Series of Pari Passu Debt and is appointed as a representative of the Pari Passu Debt (for purposes related to the administration of the Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Pari Passu Debt, and who has executed a Collateral Trust Joinder.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Board of Directors” means with respect to (1) a corporation, the board of directors of the corporation or any duly authorized committee thereof having the authority of the full board with respect to the determination to be made, (2) a limited liability company, any managing member thereof or, if managed by managers, the board of managers thereof, or any duly authorized committee thereof having the authority of the full board with respect to the determination to be made, (3) a partnership, the Board of Directors of the general partner of the partnership and (4) any other Person, the board or committee of such Person serving a similar function.
“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.
“Capital Lease” means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.
“Capital Stock” means with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.
“Cash Management Arrangement” means with respect to any Person, any obligations of such person in respect of treasury management arrangements including any of the following products, services or facilities: (a) demand deposit or operating account relationships or other cash management services including, without limitation, any services provided in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse fund transfer services, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, automated clearinghouse transactions, return items, overdrafts, interstate depository network services, lockbox and stop payment services; (b) treasury management line of credit, commercial credit card, merchant card services, purchase or debit cards, including, without limitation, stored value cards and non-card e-payables services; and (c) other banking products or services, other than loans or letters of credit.
“Collateral” means, in the case of each Series of Pari Passu Debt, all properties and assets of the Issuer and the other Grantors now owned or hereafter acquired in which Liens have been granted, or purported to be granted, or required to be granted, to the Collateral Trustee to secure any or all of the Pari Passu Obligations, including any property subject to Liens granted pursuant to Section 7.20, and shall exclude any properties and assets in which the Collateral Trustee is required to release its Liens pursuant to Section 3.2; provided, that, if such Liens are required to be released as a result of the sale, transfer or other disposition of any properties or assets of the Issuer or any other Grantor, such assets or properties will cease to be excluded from the Collateral if the Issuer or any other Grantor thereafter acquires or reacquires such assets or properties.
“Collateral Trust Joinder” means (1) with respect to the provisions of this Agreement relating to any Pari Passu Obligations, an agreement substantially in the form of Exhibit B and (2) with respect to the provisions of this Agreement relating to the addition of additional Grantors, an agreement substantially in the form of Exhibit C.
“Collateral Trustee” has the meaning set forth in the preamble.
“Collateral Trustee Obligations” has the meaning set forth in Section 3.4(a).
“Controlling Representative” means the Authorized Representative that represents the Series of Pari Passu Debt with the then largest outstanding principal amount, subject to the last sentence in the definition of “Act of Required Secured Parties.”
“Discharge of Excess First-Out Obligations” means the occurrence of all of the following:
(1) termination or expiration of all commitments to extend credit that would constitute Excess First-Out Obligations;
(2) payment in full in cash of the principal of and interest and premium (if any) on all Excess First-Out Obligations (including all interest, fees and expenses accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Excess First-Out Documents, even if such interest, fee or expense is not enforceable, allowable or allowed as a claim in such proceeding);
(3) discharge or cash collateralization (at the lower of (i) 105% of the aggregate undrawn amount and (ii) the percentage of the aggregate undrawn amount required for release of liens under the terms of an Excess First-Out Document or refinancing in respect thereof, as applicable) of all outstanding letters of credit constituting Excess First-Out Obligations; and
(4) payment in full in cash of all other Excess First-Out Obligations (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at or prior to such time) that are outstanding and unpaid at the time that each of the events described in clauses (1), (2) and (3) above shall have occurred.

“Discharge of First-Out Obligations” means the occurrence of all of the following:
(1) with respect to each Series of First-Out Debt, termination or expiration of all commitments to extend credit that would constitute First-Out Obligations (other than Excess First-Out Obligations);
(2) payment in full in cash of the principal of and interest and premium (if any) on all First-Out Obligations (other than any undrawn letters of credit and other than Excess First-Out Obligations) (including all interest, fees and expenses accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the First-Out Documents, even if such interest, fee or expense is not enforceable, allowable or allowed as a claim in such proceeding);
(3) discharge or cash collateralization at the lower of (i) 105% of the aggregate undrawn amount and (ii) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Series of First-Out Debt of all outstanding letters of credit constituting First-Out Obligations (other than Excess First-Out Obligations); and
(4) payment in full in cash of all other First-Out Obligations (other than Excess First-Out Obligations and any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at or prior to such time) that are outstanding and unpaid at the time that each of the events described in clauses (1), (2) and (3) above shall have occurred;
provided, however, that if, at any time after the Discharge of First-Out Obligations has occurred, the Issuer thereafter enters into any First-Out Document evidencing a First-Out Debt the incurrence of which is not prohibited by any applicable Security Document, then such Discharge of First-Out Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement with respect to such new First-Out Debt (other than with respect to any actions taken as a result of the occurrence of such first Discharge of First-Out Obligations), and, from and after the date on which the Issuer designates such Indebtedness as First-Out Debt in accordance with Section 3.8, the Obligations under such First-Out Document shall automatically and without any further action be treated as First-Out Obligations for all purposes of this Agreement, including for purposes of the Lien and payment priorities and rights in respect of Collateral set forth herein.
“Discharge of Pari Passu Obligations” means the occurrence of each of the Discharge of First-Out Obligations, the Discharge of Specified Pari Passu Obligations and the Discharge of Excess First-Out Obligations.
“Discharge of Specified Pari Passu Obligations” means the occurrence of all of the following (other than in respect of First-Out Obligations or Excess First-Out Obligations):
(1) with respect to each Series of Specified Pari Passu Debt, either (x) payment in full in cash of the principal of and interest and premium (if any) on all Pari Passu Debt of such series or (y) there has been a legal defeasance or covenant defeasance pursuant to the terms of the applicable Security Documents for such Series of Specified Pari Passu Debt; and
(2) payment in full in cash of all other Specified Pari Passu Obligations that are outstanding and unpaid at the time the Specified Pari Passu Debt is paid in full in cash (or the cash collateralization of any such Obligations on terms satisfactory to the applicable holder thereof) (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time);
provided, however, that if, at any time after the Discharge of Specified Pari Passu Obligations has occurred, the Issuer thereafter enters into any Specified Pari Passu Document evidencing a Specified Pari Passu Debt the incurrence of which is not prohibited by any applicable Security Document, then such Discharge of Specified Pari Passu Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement with respect to such new Specified Pari Passu Debt (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Specified Pari Passu Obligations), and, from and after the date on which the Issuer designates such Indebtedness as Specified Pari Passu Debt in accordance with Section 3.8, the Obligations under such Specified Pari Passu Document shall automatically and without any further action be treated as Specified Pari Passu Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein.
“Excess First-Out Authorized Representative” means the Authorized Representative in respect of any Excess First-Out Obligations.
“Excess First-Out Debt” means any Indebtedness secured on a pari passu basis with the Pari Passu Obligations that would have otherwise constituted First-Out Debt but for the limitation on such incurrence under Section 4.11(b)(1) of the Indenture (as in effect on the date hereof).
“Excess First-Out Document” means, collectively, each credit agreement, debt facility, commercial paper facility, indenture, trust deed, note purchase agreement or other facility, agreement, instrument or arrangement pursuant to which any Excess First-Out Obligations are incurred and secured in accordance with the terms of the Security Documents. For avoidance of doubt, the same Pari Passu Document may evidence or govern both First-Out Obligations and Excess First-Out Obligations but shall be a First-Out Document with respect to the First-Out Obligations evidenced thereunder and an Excess First-Out Document with respect to Excess First-Out Obligations evidenced thereunder.
“Excess First-Out Obligations” means Excess First-Out Debt, together with all interest and fees thereon, and any Obligations in respect thereof.
“Excess First-Out Secured Parties” means each holder of an Excess First-Out Obligation, including each Excess First-Out Representative and the Collateral Trustee.
“Excluded Assets” shall have the meaning set forth in the Pledge and Security Agreement.
“First-Out Authorized Representative” means in the case of any Series of First-Out Debt, the First-Out Lender and any other agent, trustee or counterparty who is appointed as a representative of such First-Out Debt (for purposes related to the administration of the applicable First-Out Documents) pursuant to the credit agreement, debt facility, commercial paper facility, indenture, trust deed, note purchase agreement or other facility, agreement, instrument, or arrangement governing such Series of First-Out Debt and that executes and delivers or cause to deliver an Additional Pari Passu Debt Designation in accordance with Section 3.8(a) and a Collateral Trust Joinder in accordance with Section 3.8(b).
“First-Out Cash Management Arrangements” means a Cash Management Arrangement with a First-Out Cash Management Counterparty which creates First-Out Cash Management Obligations.
“First-Out Cash Management Counterparty” has the meaning set forth in the definition of “First-Out Cash Management Obligations”.
“First-Out Cash Management Obligations” means all obligations owing to any First-Out Authorized Representative or any of its Affiliates or a Person that is or was a lender under any First-Out Debt or any Affiliate of any such lender, in each case at the time the First-Out Cash Management Arrangements which created such obligations were entered into or which existed at the time the First-Out Document became effective (each such Person, a “First-Out Cash Management Counterparty”).
“First-Out Credit Agreement” has the meaning set forth in the recitals.
“First-Out Debt” means Indebtedness secured on a pari passu basis with the Pari Passu Obligations, including all Indebtedness incurred under the First-Out Credit Agreement, which Indebtedness was permitted to be incurred pursuant to Section 4.11(b)(1) of the Indenture and any guarantees thereof that are permitted to be incurred and so secured under the terms of the Indenture and each applicable Security Document; provided that:

(i) on or prior to the incurrence of such Indebtedness, such Indebtedness is designated by the Issuer, in an Officer’s Certificate delivered to the Collateral Trustee and each Authorized Representative, as both “Pari Passu Debt” and “First-Out Debt” for the purposes of the Security Documents;
(ii) a First-Out Authorized Representative is designated with respect to such Indebtedness and executes and delivers or cause to deliver to the Collateral Trustee (A) an Additional Pari Passu Debt Designation in accordance with Section 3.8(a) and (B) a Collateral Trust Joinder in accordance with Section 3.8(b);
(iii) all requirements set forth in this Agreement as to the confirmation, grant or perfection of the Collateral to secure such Indebtedness are satisfied (and the satisfaction of such requirements and the other provisions of this clause (iii) will be conclusively established, absent manifest error, if the Issuer delivers to the Collateral Trustee an Officer’s Certificate stating that such requirements and other provisions have been satisfied and that such debt constitutes First-Out Debt); and
(iv) such Indebtedness is pari passu in right of payment with each other Series of First-Out Debt (it being understood that there may be different Series of First-Out Debt with different maturities and amortization profiles, but the principal amount of Indebtedness under all such series must be pari passu in right of payment) and does not have any senior or junior rights with respect to the application of proceeds from Collateral other than as provided herein.
For the avoidance of doubt, Excess First-Out Debt shall not constitute First-Out Debt but shall constitute Pari Passu Debt.
“First-Out Documents” means, collectively, each First-Out Cash Management Arrangement, and any credit agreement, debt facility, commercial paper facility, indenture, trust, deed, note purchase agreement or other facility, agreement, instrument or arrangement pursuant to which any First-Out Obligations are incurred and secured in accordance with the terms of the Security Documents.
“First-Out Lender” has the meaning set forth in the preamble.
“First-Out Obligations” means the First-Out Debt and all other “Obligations” (or equivalent term) in connection with under a Series of First-Out Debt under an applicable First-Out Document in respect thereof; provided that, for the avoidance of doubt, Excess First-Out Obligations shall not constitute First-Out Obligations but shall constitute Pari Passu Obligations.
“First-Out Secured Parties” means each holder of a First-Out Obligation, including each First-Out Authorized Representative and the Collateral Trustee.
“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date.
“Grantor” means each Person that at any time provides collateral security for any Pari Passu Obligations.
“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
“Guarantor” means, each person who has Guaranteed payment of any Pari Passu Obligations.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:
(1) in respect of borrowed money or advances or;
(2) evidenced by loan agreements, indentures, bonds, notes (including seller notes), debentures or similar instruments, letters of credit, bankers’ acceptances or other similar instruments, excluding obligations in respect of trade letters of credit or bankers’ acceptances issued in respect of trade payables.
“Indemnified Liabilities” means any and all liabilities (including all environmental liabilities), obligations, losses, damages, penalties, actions, judgments, suits, costs, taxes, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Security Documents, including any of the foregoing relating to the use of proceeds of any Pari Passu Debt or the violation of, noncompliance with or liability under, any law (including environmental laws) applicable to or enforceable against the Issuer, any of its Subsidiaries or any other Grantor or any of the Collateral and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.
“Indemnitee” has the meaning set forth in Section 7.10(a).
“Indenture” has the meaning set forth in the recitals.
“Indenture Secured Parties” means each of the Collateral Trustee, the Trustee and the Holders (as defined in the Indenture) of the Notes.
“Intercreditor Agreement” means that certain First Lien/Second Lien/Third Lien/Fourth Lien Intercreditor Agreement, dated as of August 4, 2025, by and among the Issuer, the subsidiary guarantors from time to time party thereto, the Collateral Trustee, Continental General Insurance Company and each of the other representatives and/or other parties from time to time party thereto, as amended, restated, amended and restated, supplemented or otherwise modified or replaced from time to time.
“Insolvency or Liquidation Proceeding” means:
(1) any voluntary or involuntary case commenced by or against the Issuer or any other Grantor under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization, receivership, liquidation or adjustment or marshalling of the assets or liabilities of the Issuer or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Issuer or any other Grantor or any similar case or proceeding relative to the Issuer or any other Grantor or its creditors, as such, in each case whether or not voluntary;
(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuer or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or
(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.
“Issue Date” means the date on which the Notes are originally issued under the Indenture.
“Issuer” has the meaning set forth in the preamble.
“Last-Out Authorized Representative” means each Authorized Representative other than a First-Out Authorized Representative.

“Last-Out Obligations” means all Pari-Passu Obligations other than First-Out Obligations.
“Last-Out Secured Parties” means each Secured Party other than any First-Out Secured Party.
“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease), to secure payment of a debt or performance of an obligation and any option, call, trust (contractual, statutory, deemed, equitable, constructive, resulting or otherwise), UCC Financing Statement, any right of set-off or recoupment or preferential arrangement having the practical effect of any of the foregoing.
“Modification” has the meaning set forth in Section 3.8(d)(1).
“Moody’s” means Moody’s Investors Service, Inc., and its successors.
“Mortgage” shall mean an agreement, including a mortgage, deed of trust or any other document, creating and evidencing a Pari Passu Lien on a Mortgaged Property, which in the case of real property owned in fee, shall in form and substance, with such schedules and including such provisions, as shall be necessary to conform such document to applicable local or foreign law or as shall be customary under applicable local or foreign legal requirements.
“Mortgaged Property” shall mean (1) each Real Property located in the United States owned in fee as of the Issue Date that, together with any improvements thereon, has a fair market value of at least $5.0 million and (2) each Real Property located in the United States owned in fee following the Issue Date that, together with any improvements thereon, has a fair market value of at least $5.0 million.
“Notes” has the meaning set forth in the recitals.
“Note Guarantee” means the Guarantee of the Notes by a Grantor pursuant to the Indenture.
“Obligations” means, all obligations (whether in existence on the date hereof or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities under any applicable Pari Passu Document, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.
“Officer’s Certificate” means a certificate with respect to compliance with a condition or covenant provided for in this Agreement, signed on behalf of the Issuer by an officer of the Issuer, who must be any of the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, including:
(a) a statement that the Person making such certificate has read such covenant or condition;
(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
“Pari Passu Debt” means:
(1) the Notes issued on the date of the Indenture;

(2) any First-Out Debt;
(3) any Excess First-Out Debt;
(4) any other Indebtedness of the Issuer that is secured equally and ratably with the Notes, the First-Out Obligations and the Excess First-Out Obligations by a Pari Passu Lien that was permitted to be incurred and so secured under each applicable Pari Passu Document; provided, that:
(a) on or before the date on which such Indebtedness is incurred by the Issuer, such Indebtedness is designated by the Issuer as “Pari Passu Debt” for the purposes of the Indenture and this Agreement in a Pari Passu Obligation Designation executed and delivered in accordance with Section 3.8(a);
(b) unless such Indebtedness is issued under an existing Pari Passu Document for any Series of Pari Passu Debt whose Authorized Representative is already party to this Agreement, the Authorized Representative for such Indebtedness executes and delivers a Collateral Trust Joinder in accordance with Section 3.8(b); and
(c) all other requirements set forth in Section 3.8 have been complied with.
“Pari Passu Debt Default” means any event or condition that, under the terms of any credit agreement, indenture or other agreement governing any Series of Pari Passu Debt causes, or permits holders of Pari Passu Debt outstanding thereunder (with or without the giving of notice or lapse of time, or both, and whether or not notice has been given or time has lapsed) to cause, the Pari Passu Debt outstanding thereunder to become immediately due and payable.
“Pari Passu Documents” means, collectively, the Indenture, the Notes, the Note Guarantees, any First-Out Document, any Excess First-Out Document and any other indenture, credit agreement or other agreement pursuant to which any Pari Passu Debt is incurred and the Security Documents.
“Pari Passu Lien” means a Lien granted, or purported to be granted, by a Security Document to the Collateral Trustee, at any time, upon any property of the Issuer or any other Grantor to secure Pari Passu Obligations.
“Pari Passu Obligations” means the Pari Passu Debt and all other Obligations in respect of Pari Passu Debt, including without limitation any Post-Petition Interest whether or not allowable, and all guarantees of any of the foregoing. In addition to the foregoing, all Collateral Trustee Obligations shall be deemed to constitute Pari Passu Obligations.
“Pari Passu Secured Parties” means holders of Pari Passu Obligations.
“Permitted Prior Lien” means any Lien that has priority over the Lien of the Collateral Trustee for the benefit of the Secured Parties which Lien was permitted under each Pari Passu Document.
“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.
“Pledge and Security Agreement” has the meaning set forth in the recitals.
“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the Pari Passu Documents continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Code or in any such Insolvency or Liquidation Proceeding.
“Premises” shall have the meaning assigned thereto in the applicable Mortgage.

“Purchase Event” has the meaning set forth in Section 7.22.
“Purchasers” has the meaning set forth in Section 7.22.
“Reaffirmation Agreement” means an agreement reaffirming the security interests granted to the Collateral Trustee in substantially the form attached as Exhibit 1 to Exhibit A of this Agreement
“Real Property” shall mean, collectively, all right, title and interest (including any leasehold, fee, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.
“S&P” means S&P Global Ratings or any successor thereto.
“Sale Proceeds” means the proceeds from the sale of the Issuer or one or more of the Grantors as a going concern.
“Secured Parties” means the Indenture Secured Parties, the Last-Out Secured Parties, the First-Out Secured Parties, the Pari Passu Secured Parties, the Excess First-Out Secured Parties and the other holders of Pari Passu Obligations, each Authorized Representative and the Collateral Trustee.
“Security Documents” means this Agreement, the Pledge and Security Agreement, the Mortgages, each Collateral Trust Joinder, each “Security Document” (as defined in the First-Out Credit Agreement (as in effect on the date hereof)) and any other mortgages, deeds of trust, deeds to secure debt, security agreements, security trust agreements, pledge agreements, joinders, agency agreements, control agreements, financing statements or other grants or transfers for security executed and delivered by the Issuer or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of any of the Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.1.
“Series of First-Out Debt” means, severally, the First-Out Debt under an issue or series of First-Out Debt. For purposes hereof, obligations arising under any Cash Management Arrangement and characterized as “Obligations” (or equivalent term) under a Series of First-Out Debt shall be considered to be part of the same series as such Series of First-Out Debt.
“Series of Pari Passu Debt” means, severally, the Notes, any Series of First-Out Debt and each other issue or series of Pari Passu Debt. For the avoidance of doubt, all reimbursement obligations in respect of letters of credit issued pursuant to a Pari Passu Document shall be part of the same Series of Pari Passu Debt as all other Pari Passu Debt incurred pursuant to such Pari Passu Document.
“Series of Specified Pari Passu Debt” means, severally, the Specified Pari Passu Debt under an issue or series of Specified Pari Passu Debt.
“Specified Pari Passu Debt” means all Pari Passu Debt other than First-Out Debt and Excess First-Out Debt.
“Specified Pari Passu Documents” means any Pari Passu Documents other than First-Out Documents and Excess First-Out Documents.
“Specified Pari Passu Obligations” means all Pari Passu Obligations other than First-Out Obligations and Excess First-Out Obligations.
“Specified Pari Passu Secured Parties” means each holder of a Specified Pari Passu Obligation.

“Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof).
“Trustee” has the meaning set forth in the recitals.
“Trust Estate” has the meaning set forth in Section 2.1.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.
“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
SECTION 1.2 Other Definition Provisions.
(a) The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule, Exhibit and Annex references, are to this Agreement unless otherwise specified. References to any Schedule, Exhibit or Annex shall mean such Schedule, Exhibit or Annex as amended or supplemented from time to time in accordance with this Agreement.
(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(c) The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein shall mean payment in cash in immediately available funds.
(d) The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.
(e) All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.
(f) All terms used in this Agreement that are defined in Article 9 of the UCC and not otherwise defined herein have the meanings assigned to them in Article 9 of the UCC.
(g) Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the Indenture (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided, that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the Indenture (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the Indenture and (2) approved in a writing delivered to the Trustee and the Collateral Trustee by, or on behalf of, the requisite Secured Parties as are needed (if any) under the terms of the applicable Pari Passu Documents to approve such amendment or modification. Unless otherwise set forth herein, references to principal amount shall include, without duplication, any reimbursement obligations with respect to a letter or credit and the face amount thereof (whether or not such amount is, at the time of determination, drawn or available to be drawn).
This Agreement and the other Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Security Documents.
ARTICLE 2. THE TRUST ESTATE
SECTION 2.1 Declaration of Trust.
To secure the payment of the Pari Passu Obligations and in consideration of the premises and mutual agreements set forth in this Agreement, each of the Grantors hereby confirms the grant to the Collateral Trustee, its successors and permitted assigns, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all current and future Secured Parties, all of such Grantor’s right, title and interest in, to and under all Collateral, now or hereafter granted to the Collateral Trustee under any Security Document for the benefit of the Secured Parties, together with all of the Collateral Trustee’s right, title and interest in, to and under the Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Trust Estate”).
The Collateral Trustee and its successors and assigns under this Agreement will hold the Trust Estate in trust for the benefit solely and exclusively of all current and future Secured Parties as security for the payment of all present and future Pari Passu Obligations.
Notwithstanding the foregoing, if at any time:
(1) all Liens securing the Pari Passu Obligations have been released as provided in Section 4.1;
(2) the Collateral Trustee holds no other property in trust as part of the Trust Estate;
(3) no monetary obligation (other than indemnification and other contingent obligations not then due and payable) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co- trustees or agents (whether in an individual or representative capacity);
(4) the Issuer delivers to the Collateral Trustee an Officer’s Certificate stating that all Pari Passu Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Pari Passu Documents and that the Grantors are not required by any Pari Passu Document to grant any Pari Passu Lien upon any property; and
(5) if requested by the Collateral Trustee, the Issuer delivers to the Collateral Trustee an Opinion of Counsel in a form reasonably satisfactory to the Collateral Trustee stating that, in the opinion of such counsel, all conditions precedent under this Section 2.1 to the termination of this trust have been complied with.
then the trust arising hereunder will terminate (subject to any reinstatement pursuant to Section 7.19 hereof), except that all provisions set forth in Sections 7.10 and 7.11 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.
The parties further declare and covenant that the Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.
SECTION 2.2 Collateral Shared Equally and Ratably.

(a) The parties to this Agreement agree that the payment and satisfaction of all of the Pari Passu Obligations will be secured equally and ratably by the Liens established in favor of the Collateral Trustee for the benefit of the Secured Parties, notwithstanding the time of incurrence of any Pari Passu Obligations or the date, time, method or order of grant, attachment or perfection of any Liens securing such Pari Passu Obligations and notwithstanding any provision of the UCC, the time of incurrence of any Series of Pari Passu Debt or the time of incurrence of any other Pari Passu Obligation, or any other applicable law or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the Pari Passu Obligations, the subordination of such Liens to any other Liens, or any other circumstance whatsoever, whether or not any Insolvency or Liquidation Proceeding has been commenced against the Issuer or any other Grantor, it is the intent of the parties that, and the parties hereto agree for themselves and Secured Parties represented by them that, all Pari Passu Obligations will be and are secured equally and ratably by all Pari Passu Liens at any time granted by the Issuer or any other Grantor to secure any Obligations in respect of any Series of Pari Passu Debt, whether or not upon property otherwise constituting collateral for such Series of Pari Passu Debt, and that all such Pari Passu Liens will be enforceable by the Collateral Trustee for the benefit of all Secured Parties equally and ratably; provided, however, that notwithstanding the foregoing, this provision will not be violated with respect to any particular Collateral and any particular Series of Pari Passu Debt if the Security Documents in respect thereof prohibit the applicable Authorized Representative from accepting the benefit of a Lien on any particular asset or property or such Authorized Representative otherwise expressly declines in writing to accept the benefit of a Lien on such asset or property;
(b) Notwithstanding anything herein to the contrary, each First-Out Authorized Representative will have the exclusive right to deal with that portion of the Collateral consisting of cash collateral held to cash collateralize letter of credit obligations under its applicable First-Out Document, including exercising rights under control agreements with respect to such accounts.
ARTICLE 3. OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE
SECTION 3.1 Appointment and Undertaking of the Collateral Trustee.
(a) Each Secured Party acting through its respective Authorized Representative and/or by its acceptance of the benefits of the Security Documents hereby appoints the Collateral Trustee to serve as Collateral Trustee hereunder on the terms and conditions set forth herein. Subject to, and in accordance with, this Agreement, the Collateral Trustee will, as Collateral Trustee, for the benefit solely and exclusively of the present and future Secured Parties, in accordance with the terms of this Agreement:
(1) accept, enter into, hold, maintain, administer and enforce all Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations hereunder and under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents;
(2) take all lawful and commercially reasonable actions permitted under the Security Documents that it may deem necessary or advisable to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;
(3) deliver and receive notices pursuant to this Agreement and the Security Documents;
(4) sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral, or otherwise realize on the Collateral, under the Security Documents and its other interests, rights, powers and remedies;
(5) remit as provided in Section 3.4 all cash proceeds received by the Collateral Trustee from the collection, foreclosure or enforcement of its interest in the Collateral under the Security Documents or any of its other interests, rights, powers or remedies;

(6) execute and deliver (i) amendments and supplements to the Security Documents as from time to time authorized pursuant to Section 7.1 accompanied by an Officer’s Certificate to the effect that the amendment or supplement was permitted under Section 7.1 and (ii) acknowledgements of Collateral Trust Joinders delivered pursuant to Section 3.8 or 7.21 hereof;
(7) release any Lien granted to it by any Security Document upon any Collateral if and as required by Section 3.2 or Article 4; and
(8) act or decline to act in connection with any enforcement of Liens as provided in Section 3.3.
(b) Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Trustee set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Trustee.
(c) Notwithstanding anything to the contrary contained in this Agreement, the Collateral Trustee will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions as necessary to prove, protect or preserve the Liens securing the Pari Passu Obligations) unless and until it shall have been directed in writing by an Act of Required Secured Parties and then only in accordance with the provisions of this Agreement.
(d) Notwithstanding anything to the contrary contained in this Agreement, neither the Issuer nor any of its Affiliates may serve as Collateral Trustee.
SECTION 3.2 Release or Subordination of Liens. The Collateral Trustee will not release or subordinate any Lien of the Collateral Trustee or consent to the release or subordination of any Lien of the Collateral Trustee, except:
(a) as directed by the requisite percentage or number of holders of each Series of Pari Passu Debt at the time outstanding as provided for in the applicable Pari Passu Documents governing such Series of Pari Passu Debt, and in each case, accompanied by an Officer’s Certificate to the effect that the release or subordination was permitted by each applicable Security Document;
(b) as required by Article 4; or
(c) as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction;
SECTION 3.3 Enforcement of Liens. If the Collateral Trustee at any time receives written notice that any event of default shall have occurred and be continuing under the Indenture, a First-Out Document, Excess First-Out Document or any other Pari Passu Document entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens under the Security Documents, the Collateral Trustee will promptly deliver written notice thereof to each Authorized Representative. Thereafter, the Collateral Trustee may await direction by an Act of Required Secured Parties and will act, or decline to act, as directed by an Act of Required Secured Parties, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Secured Parties. Unless it has been directed to the contrary by an Act of Required Secured Parties, the Collateral Trustee in any event may (but will not be obligated to) take or refrain from taking such action with respect to any default under any Pari Passu Document as it may deem advisable and in the best interest of the Secured Parties.
SECTION 3.4 Application of Proceeds.

(a) The Collateral Trustee will apply the proceeds of any collection, sale, foreclosure or other realization upon, or exercise of any right or remedy with respect to, any Collateral and the proceeds thereof, Sale Proceeds, and the proceeds of any title insurance or other insurance policy required under any Pari Passu Document or otherwise covering the Collateral in the following order of application:
FIRST, to the payment of all amounts payable under this Agreement on account of the Collateral Trustee’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Trustee or any co-trustee or agent of the Collateral Trustee in connection with any Security Document (including, but not limited to, indemnification obligations that are then due and payable) (collectively, the “Collateral Trustee Obligations”);
SECOND, to the repayment of obligations, other than the Pari Passu Obligations, secured by a Permitted Prior Lien on the Collateral sold or realized upon to the extent that such other Lien has priority over the Pari Passu Liens but only if such obligation is discharged (in whole or in part) in connection with such sale;
THIRD, equally and ratably to each First-Out Authorized Representative for application to the equal and ratable payment of all outstanding First-Out Obligations that are then due and payable in such order as may be provided in the First-Out Documents in an amount sufficient to cause the Discharge of First-Out Obligations;
FOURTH, after the Discharge of First-Out Obligations, to the respective Authorized Representatives, on a pro rata basis for each Series of Specified Pari Passu Debt, for application to the payment of all such outstanding Specified Pari Passu Debt and any such other outstanding Specified Pari Passu Obligations that are then due and payable and so secured (for application in such order as may be provided in the Specified Pari Passu Documents applicable to the respective Specified Pari Passu Obligations) in an amount sufficient to pay in full in cash all outstanding Specified Pari Passu Debt and all other Specified Pari Passu Obligations that are then due and payable (including all interest and fees accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Specified Pari Passu Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Specified Pari Passu Document) of all outstanding letters of credit, if any, constituting Specified Pari Passu Debt);
FIFTH, to each Excess First-Out Authorized Representative for application to the equal and ratable payment of any Excess First-Out Obligations that are then due and payable in such order as may be provided in the Excess First-Out Documents in an amount sufficient to cause the Discharge of Excess First-Out Obligations; and
SIXTH, any surplus remaining after the payment in full in cash of amounts described in the preceding clauses will be paid to the Issuer or the applicable Grantor, as the case may be, its successors or assigns, or to such other Persons as may be entitled to such amounts under any other intercreditor arrangement, applicable law or as a court of competent jurisdiction may direct.
Notwithstanding the foregoing, if any Series of Pari Passu Debt has released its Lien on any Collateral as described in Section 4.4 below, then such Series of Pari Passu Debt and any related Pari Passu Obligations of that series thereafter shall not be entitled to share in the proceeds of any Collateral so released by that series.
(b) After the occurrence and during the continuance of an event of default under and as defined in any First-Out Document, if any Last-Out Authorized Representative or Last-Out Secured Party exercises any rights of set-off, banker’s liens or consolidation of accounts prior to the Discharge of First-Out Obligations, the relevant Last-Out Authorized Representative or Last-Out Secured Party shall immediately segregate and hold an amount equal to the amount so discharged in trust for application to the First-Out Obligations and forthwith deliver such amount to the Collateral Trustee to be applied pursuant to this Section 3.4. The foregoing sentence regarding the treatment of First-Out Obligations relative to Last-Out Obligations shall apply mutatis mutandis to the treatment of Specified Pari Passu Obligations relative to Excess First-Out Obligations.
(c) This Section 3.4 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Pari Passu Obligations, each present and future Authorized Representative and the Collateral Trustee as holder of Pari Passu Liens. The Authorized Representative of each future Series of Pari Passu Debt will be required to deliver a Collateral Trust Joinder including a lien sharing and priority confirmation as provided in Section 3.8 at the time of incurrence of such Series of Pari Passu Debt.
(d) In connection with the application of proceeds pursuant to Section 3.4(a), except as otherwise directed by an Act of Required Secured Parties, the Collateral Trustee may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.
(e) In making the determinations and allocations in accordance with Section 3.4(a), the Collateral Trustee may conclusively rely upon information supplied by the relevant Authorized Representative, as to the amounts of unpaid principal and interest and other amounts outstanding with respect to its respective Pari Passu Debt and any other Pari Passu Obligations.
SECTION 3.5 Powers of the Collateral Trustee.
(a) The Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Security Documents and applicable law and in equity and to act as set forth in this Article 3 or, subject to the other provisions of this Agreement, as requested in any lawful directions given to it from time to time in respect of any matter by an Act of Required Secured Parties.
(b) No Authorized Representative or Secured Party (other than the Collateral Trustee) will have any liability whatsoever for any act or omission of the Collateral Trustee.
SECTION 3.6 Documents and Communications. The Collateral Trustee will permit each Authorized Representative and each Secured Party upon reasonable written notice from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Trustee in its capacity as such.
SECTION 3.7 For Sole and Exclusive Benefit of the Secured Parties. The Collateral Trustee will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Trustee and all other property of the Trust Estates solely and exclusively for the benefit of the present and future holders of present and future Pari Passu Obligations, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.4.
SECTION 3.8 Additional Pari Passu Obligations.
(a) The Collateral Trustee will, as Collateral Trustee hereunder, perform its undertakings set forth in this Agreement with respect to any Pari Passu Debt that is issued or incurred after the date hereof if:
(1) such Pari Passu Debt is identified as Pari Passu Debt in accordance with the procedures set forth in Section 3.8(b); and
(2) unless such Indebtedness is issued under an existing Pari Passu Document for any Series of Pari Passu Debt whose Authorized Representative is already party to this Agreement, the designated Authorized Representative identified pursuant to Section 3.8(b) signs a Collateral Trust Joinder and delivers the same to the Collateral Trustee.

Notwithstanding the foregoing, (x) the incurrence of revolving credit obligations under commitments that have previously been designated as Pari Passu Debt, including under a First-Out Document, and (y) the issuance of letters of credit and incurrence of reimbursement obligations in respect thereof under commitments that have previously been designated as Pari Passu Debt, including under a First-Out Document, shall automatically constitute Pari Passu Debt and shall not require compliance with the procedures set forth in Section 3.8(b).
(b) The Issuer will be permitted to designate as Pari Passu Debt hereunder any Indebtedness that is incurred by the Issuer or any other Grantor after the date of this Agreement in accordance with the terms of all applicable Pari Passu Documents. The Issuer may only effect such designation by delivering to the Collateral Trustee an Additional Pari Passu Designation substantially in the form of Exhibit A and a Collateral Trust Joinder substantially in the form of Exhibit B that:
(1) states that the Issuer or such other Grantor intends to incur, or has incurred, additional Pari Passu Debt (“Additional Pari Passu Obligations”) which will be (as specified in such Pari Passu Debt Designation) Pari Passu Debt not prohibited by any Pari Passu Document to be incurred and secured by a Pari Passu Lien equally and ratably with all previously existing and future Pari Passu Debt;
(2) if applicable, specifies that such Pari Passu Debt constitutes First-Out Debt;
(3) specifies the name and address of the Authorized Representative for such Pari Passu Obligations for purposes of this Agreement including Section 7.7;
(4) states that the Issuer and each other Grantor has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the Additional Pari Passu Obligations are secured by the Collateral in accordance with the Pari Passu Documents;
(5) attaches as Exhibit 1 to such Additional Pari Passu Designation a Reaffirmation Agreement in substantially the form attached as Exhibit 1 to Exhibit A of this Agreement, which Reaffirmation Agreement has been duly executed by the Issuer and each other Grantor; and
(6) states that the Issuer has caused a copy of the Collateral Trust Joinder to be delivered to each then existing Authorized Representative.
Although the Issuer shall be required to deliver a copy of each Collateral Trust Joinder to each then existing Authorized Representative, the failure to so deliver a copy of the Collateral Trust Joinder to any then existing Authorized Representative shall not affect the status of such debt as Additional Pari Passu Obligations if the other requirements of this Section 3.8 are complied with. Each of the Collateral Trustee and any then existing Authorized Representative shall have the right to request that the Issuer provide a legal opinion of counsel as to the Additional Pari Passu Obligations being secured by a valid and perfected security interest in the Collateral. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Issuer or any other Grantor to incur additional Indebtedness or Liens if prohibited by the terms of any Pari Passu Documents.
(c) With respect to any Pari Passu Debt that is issued or incurred after the date hereof, the Issuer and each of the other Grantors agrees to take such actions (if any) as may from time to time reasonably be requested by the Collateral Trustee, any Authorized Representative or any Act of Required Secured Parties, and enter into such technical amendments, modifications and/or supplements to the then existing Guarantees and Security Documents (or execute and deliver such additional Security Documents) as may from time to time be reasonably requested by such Persons (including as contemplated by clause (d) below), to ensure that the Additional Pari Passu Obligations are secured by, and entitled to the benefits of, the relevant Security Documents, and each Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the Collateral Trustee to enter into, any such technical amendments, modifications and/or supplements (and additional Security Documents). The Issuer and each Grantor hereby further agree that, if there are any recording, filing or other similar fees payable in connection with any of the actions to be taken pursuant to this Section 3.8(c) or Section 3.8(d), all such amounts shall be paid by, and shall be for the account of, the Issuer and the respective Grantors, on a joint and several basis.

(d) Without limitation of the foregoing, the Issuer and each of the other Grantors agrees to take the following actions with respect to any Real Property Collateral with respect to all Additional Pari Passu Obligations within 90 days of the later of the delivery of the applicable Additional Pari Passu Designation and the acquisition of any Mortgaged Property or the entry into a lease or sublease in respect thereof:
(1) deliver to the Collateral Trustee, as mortgagee, for the benefit of the Secured Parties, fully executed counterparts of Mortgages or an appropriate mortgage modification (each such modification, a “Modification”), duly executed by the Issuer or the applicable Grantor, as the case may be, and corresponding UCC fixture filings, together with evidence of the completion (or satisfactory arrangements for the completion, with evidence of completion provided as soon as reasonably practicable) of all recordings and filings of such Mortgages and corresponding UCC fixture filings as may be necessary to create a valid, perfected Lien, subject to Permitted Prior Liens, against the Premises purported to be covered thereby;
(2) deliver to the Collateral Trustee, (i) mortgagee’s title insurance policies in favor of the Collateral Trustee in an amount equal to 100% of the fair market value of the Premises purported to be covered by the related Mortgages, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Prior Liens, and such policies shall also include, to the extent available and issued at ordinary rates, customary endorsements and shall be accompanied by evidence of the payment in full (or satisfactory arrangements for the payment in full) of all premiums thereon and (ii) such affidavits, certificates, instruments of indemnification and other items (including a so-called “gap” indemnification) as shall be reasonably required to induce the title insurer to issue the title insurance policies and endorsements referenced herein with respect to each of the Premises;
(3) other than with respect to any Premises owned or leased by the Issuer or a Grantor on the Issue Date, deliver to the Collateral Trustee either (i) new ALTA surveys or (ii) the most recent existing surveys of such Premises, together with either (y) an updated survey certification in favor of the Collateral Trustee from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (z) an affidavit and/or indemnity from the Issuer or the applicable Grantor, as the case may be, stating that, to its knowledge, there has been no change in the facts depicted in the survey, other than, in each case, changes that do not materially adversely affect the use by the Issuer or such Grantor, as applicable, of such Premises for the Issuer or such Grantor’s business as so conducted at such Premises and in each case (i) and (ii), in form and substance sufficient for the title insurer issuing the title policies to remove the standard survey and survey-related exceptions from such policies and issue the survey, survey-related, and other endorsements required pursuant to clause (2) above to such policy;
(4) deliver opinions of counsel to the Collateral Trustee in the jurisdictions where such Premises are located and the jurisdiction of the Issuer or the applicable Grantor, as the case may be, in each case, in form and substance customary in comparable financings, including, but not limited to, opinions stating that such Mortgage (i) has been duly authorized, executed and delivered by the Issuer or such Grantor, (ii) constitutes a legal, valid, binding and enforceable obligation of the Issuer or such Grantor and (iii) is in proper form for recording in order to create, when recorded in the appropriate recording office, a mortgage Lien on the property and a security interest in that part of the property constituting fixtures, and upon proper recording in the appropriate recording office, the Mortgage will make effective such Lien and security interest intended to be created thereby;
(5) deliver to the Collateral Trustee FEMA Standard Flood Hazard Determinations with respect to each of the Premises, notice about special flood hazard area status and flood disaster assistance, and, in the event any such Premises is located in a special flood hazard area, evidence of flood insurance;
(6) such other information, documentation, and certifications as may be necessary in order to create valid, perfected and subsisting Liens against the Premises covered by the Mortgages; and
(7) deliver to the Collateral Trustee an Officer’s Certificate that the foregoing requirements have been satisfied.

ARTICLE 4. OBLIGATIONS ENFORCEABLE BY THE ISSUER AND THE OTHER
GRANTORS
SECTION 4.1 Release of Liens on Collateral.
(a) The Collateral Trustee’s Liens upon the Collateral will be released in any of the following circumstances:
(1) in whole, upon (A) payment in full and discharge of all outstanding Pari Passu Debt and all other Pari Passu Obligations that are outstanding, due and payable at the time all of the Pari Passu Debt is paid in full and discharged and (B) termination or expiration of all commitments to extend credit under all Pari Passu Documents and the cancellation or termination, cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Pari Passu Documents) of all outstanding letters of credit issued pursuant to any Security Documents or, solely to the extent if any agreed to by the issuer of any outstanding letter of credit issued pursuant to any Security Document, the issuance of a back to back letter of credit in favor of the issuer of any such outstanding letter of credit in an amount equal to such outstanding letter of credit and issued by a financial institution acceptable to such issuer;
(2) as to any Collateral that is sold, transferred or otherwise disposed of by the Issuer or any other Grantor to a Person that is not (either before or after such sale, transfer or disposition) the Issuer or a Subsidiary (as defined under the Indenture (as in effect on the date hereof, or as amended, if the Authorized Representatives of each other Series of Pari Passu Debt have consented to any amendments thereof)) of the Issuer in a transaction or other circumstance that is permitted by Section 4.12 of the Indenture, if any, and is permitted by all of the other Pari Passu Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided, that the Collateral Trustee’s Liens upon the Collateral will not be released if the sale or disposition is subject to the “Merger, Consolidation or Sale of Assets” provisions of the Indenture or subject to the “Fundamental Changes” provisions of the Credit Agreement;
(3) as to a release of less than all or substantially all of the Collateral (other than pursuant to clause (2) above), if (A) consent to the release of all Pari Passu Liens on such Collateral has been given by the requisite percentage or number of holders of each Series of Pari Passu Debt at the time outstanding as provided for in the in the applicable Pari Passu Documents governing such Series of Pari Passu Debt or (B) the Pari Passu Liens on such collateral have been automatically released pursuant to all of the Pari Passu Documents; provided, that this clause (3) shall not apply to (i) Discharge of Pari Passu Obligations upon payment in full thereof or (ii) sales or dispositions subject to the “Merger, Consolidation or Sale of Assets” provisions of the Indenture or subject to the “Fundamental Changes” provisions of the Credit Agreement;
(4) as to a release of all or substantially all of the Collateral (other than pursuant to clause (1) above), if (A) consent to release of that Collateral has been given by the requisite percentage or number of holders of each Series of Pari Passu Debt at the time outstanding as provided for in the applicable Pari Passu Documents governing such Series of Pari Passu Debt and (B) the Issuer has delivered an Officer’s Certificate to the Collateral Trustee certifying that any such necessary consents have been obtained;
(5) if any Grantor (i) ceases to be a Guarantor (including as a result of ceasing to be a Subsidiary) (ii) is sold, transferred or otherwise disposed of to a Person that is not the Issuer or a Subsidiary (as defined under the Indenture (as in effect on the date hereof, or as amended, if the Authorized Representatives of each other Series of Pari Passu Debt have consented to any amendments thereof)) or (iii) is released from its obligations under each of the Security Documents, then the Liens on such Collateral and the obligations of such Grantor under its Guarantee of the Pari Passu Obligations, shall be automatically, unconditionally and simultaneously released; and
(6) with respect to any Collateral that becomes an Excluded Asset.

(b) The Collateral Trustee agrees for the benefit of the Issuer and the other Grantors that if the Collateral Trustee at any time receives (i) an Officer’s Certificate stating that (A) the signing officer has read Article 4 of this Agreement and understands the provisions and the definitions relating hereto, (B) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement and all other Security Documents, if any, relating to the release of the Collateral have been complied with and (C) in the opinion of such officer, such conditions precedent, if any, have been complied with, and (ii) if requested by the Collateral Trustee, an Opinion of Counsel in form reasonably satisfactory to the Collateral Trustee stating that in the opinion of such counsel, the conditions precedent, if any, to such release have been complied with, then the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver such release to the Issuer or other applicable Grantor on or before the later of (x) the date specified in such request for such release and (y) the fifth Business Day after the date of receipt of the items required by this Section 4.1(b) by the Collateral Trustee.
(c) The Collateral Trustee hereby agrees that:
(1) in the case of any release pursuant to clause (2) of Section 4.1(a), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, at the written request of and at the expense of the Issuer or other applicable Grantor, the Collateral Trustee will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release; and
(2) at any time when a Pari Passu Debt Default under a Series of Pari Passu Debt has occurred and is continuing, within one Business Day of the receipt by it of any Act of Required Secured Parties pursuant to Section 4.1(a)(3), the Collateral Trustee will deliver a copy of such Act of Required Secured Parties to each Authorized Representative.
(d) Each Authorized Representative hereby agrees that within one Business Day of the receipt by it of any notice from the Collateral Trustee pursuant to Section 4.1(c)(2), such Authorized Representative will deliver a copy of such notice to each registered holder of the Series of Pari Passu Debt for which it acts as Authorized Representative.
SECTION 4.2 Delivery of Copies to Authorized Representatives. The Issuer will deliver to each Authorized Representative a copy of each Officer’s Certificate delivered to the Collateral Trustee pursuant to Section 4.1(b), together with copies of all documents delivered to the Collateral Trustee with such Officer’s Certificate. The Authorized Representatives will not be obligated to take notice thereof or to act thereon, subject to Section 4.1(d).
SECTION 4.3 Collateral Trustee Not Required to Serve, File or Record. The Collateral Trustee is not required to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral; provided, however, that if the Issuer or any other Grantor shall make a written demand for a termination statement under Section 9-513(c) of the UCC, the Collateral Trustee shall comply with the written request of such Issuer or Grantor to comply with the requirements of such UCC provision; provided, further, that the Collateral Trustee must first confirm with the Authorized Representatives that the requirements of such UCC provisions have been satisfied.
SECTION 4.4 Release of Liens in Respect of any Series of Pari Passu Debt.
(a) Release of Liens in Respect of the Notes. In addition to any release pursuant to Section 4.1 hereof, the Collateral Trustee’s Lien will no longer secure the Notes outstanding under the Indenture or any other Obligations under the Indenture, and the right of the holders of the Notes and such Obligations to the benefits and proceeds of the Collateral Trustee’s Lien on the Collateral will terminate and be discharged:
(1) upon satisfaction and discharge of the Indenture as set forth under Article 12 of the Indenture;

(2) upon a Legal Defeasance or Covenant Defeasance (each as defined under the Indenture (as in effect on the date hereof, or as amended, if the Authorized Representatives of each other Series of Pari Passu Debt have consented to any amendments thereof)) of the Notes as set forth under Article 8 of the Indenture;
(3) upon payment in full and discharge of all Notes outstanding under the Indenture and all Obligations that are outstanding, due and payable under the Indenture at the time the Notes are paid in full and discharged;
(4) in whole or in part, with the consent of the holders of the requisite percentage of Notes in accordance with Article 9 of the Indenture.
(b) The Collateral Trustee agrees for the benefit of the Issuer and the other Grantors that if the Collateral Trustee at any time receives (i) an Officer’s Certificate stating that (A) the signing officer has read Article 4 of this Agreement and understands the provisions and the definitions relating hereto, (B) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement and all other Security Documents, if any, relating to the release of the Collateral have been complied with and (C) in the opinion of such officer, such conditions precedent, if any, have been complied with, and (ii) if requested by the Collateral Trustee, an Opinion of Counsel in form reasonably satisfactory to the Collateral Trustee stating that in the opinion of such counsel, the conditions precedent, if any, to such release have been complied with, then the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver such release to the Issuer or other applicable Grantor on or before the later of (x) the date specified in such request for such release and (y) the fifth Business Day after the date of receipt of the items required by this Section 4.4(b) by the Collateral Trustee.
(c) Release of Liens in Respect of Any Series of Pari Passu Debt Other Than the Notes. In addition to any release pursuant to Section 4.1 hereof, as to any Series of Pari Passu Debt other than the Notes, the Collateral Trustee’s Lien will no longer secure such Series of Pari Passu Debt if the requirements of a Discharge of Specified Pari Passu Obligations, Discharge of First-Out Obligations or Discharge of Excess First-Out Obligations, as applicable, are satisfied with respect to such Series of Pari Passu Debt and all Pari Passu Obligations related thereto that are outstanding and unpaid at the time such Series of Pari Passu Debt is paid are also paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).
ARTICLE 5. IMMUNITIES OF THE COLLATERAL TRUSTEE
SECTION 5.1 No Implied Duty. The Collateral Trustee will not have any fiduciary duties nor will it have responsibilities or obligations other than those expressly assumed by it in this Agreement and the other Security Documents. The Collateral Trustee will not be required to take any action that is contrary to applicable law or any provision of this Agreement or the other Security Documents.
SECTION 5.2 Appointment of Agents and Advisors. The Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them.
SECTION 5.3 Other Agreements. The Collateral Trustee has accepted its appointment as Collateral Trustee hereunder and is bound by the Security Documents executed by the Collateral Trustee as of the date of this Agreement and, as directed by an Act of Required Secured Parties, the Collateral Trustee shall execute additional Security Documents delivered to it after the date of this Agreement; provided, however, that such additional Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Trustee. The Collateral Trustee will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing Pari Passu Debt (other than this Agreement and the other Security Documents to which it is a party).

SECTION 5.4 Solicitation of Instructions.
(a) The Collateral Trustee may at any time solicit written confirmatory instructions, in the form of an Act of Required Secured Parties, an Officer’s Certificate or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Security Documents.
(b) No written direction given to the Collateral Trustee by an Act of Required Secured Parties that in the sole judgment of the Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon the Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other Security Documents will be binding upon the Collateral Trustee unless the Collateral Trustee elects, at its sole option, to accept such direction.
SECTION 5.5 Limitation of Liability. The Collateral Trustee will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Security Document, except for its own negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction.
SECTION 5.6 Documents in Satisfactory Form. The Collateral Trustee will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it.
SECTION 5.7 Entitled to Rely. The Collateral Trustee may seek and rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Issuer or any other Grantor in compliance with the provisions of this Agreement or delivered to it by any Authorized Representative as to the Secured Parties for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Security Documents has been duly authorized to do so. To the extent an Officer’s Certificate or opinion of counsel is required or permitted under this Agreement to be delivered to the Collateral Trustee in respect of any matter, the Collateral Trustee may rely conclusively on such Officer’s Certificate or opinion of counsel as to such matter and such Officer’s Certificate or opinion of counsel shall be full warranty and protection to the Collateral Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Security Documents.
SECTION 5.8 Pari Passu Debt Default. The Collateral Trustee will not be required to inquire as to the occurrence or absence of any Pari Passu Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Pari Passu Debt Default unless and until it is directed by an Act of Required Secured Parties.
SECTION 5.9 Actions by Collateral Trustee. As to any matter not expressly provided for by this Agreement or the other Security Documents, the Collateral Trustee will act or refrain from acting as directed by an Act of Required Secured Parties and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to hereto or thereto shall be binding on the Secured Parties.
SECTION 5.10 Security or Indemnity in favor of the Collateral Trustee. The Collateral Trustee will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity satisfactory to it, in its sole discretion, against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.

SECTION 5.11 Rights of the Collateral Trustee. In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Security Document. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Trustee and the terms of this Agreement or any of the other Security Documents do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder or under the other Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.
SECTION 5.12 Limitations on Duty of Collateral Trustee in Respect of Collateral.
(a) Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Trustee will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral; provided, however, that, notwithstanding the foregoing, the Collateral Trustee will execute, file or record, or cause the Issuer to execute, file or record, UCC-3 continuation statements and other documents and instruments to preserve, protect or perfect the security interests granted to the Collateral Trustee (subject to the priorities set forth herein) if it shall receive a specific written request to execute, file or record the particular continuation statement or other specific document or instrument by any Authorized Representative. The Collateral Trustee shall deliver to each other Authorized Representative a copy of any such written request. The Collateral Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Trustee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith.
(b) Except as provided in Section 5.12(a), the Collateral Trustee will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Collateral Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Trustee hereby disclaims any representation or warranty to the current and future holders of the Pari Passu Obligations concerning the perfection of the security interests granted to it or in the value of any Collateral.
SECTION 5.13 Assumption of Rights, Not Assumption of Duties.
Notwithstanding anything to the contrary contained herein:
(1) each of the parties thereto will remain liable under each of the Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not be executed;
(2) the exercise by the Collateral Trustee of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Security Documents; and
(3) the Collateral Trustee will not be obligated to perform any of the obligations or duties of any of the parties to the Security Documents other than the Collateral Trustee.

SECTION 5.14 No Liability for Clean Up of Hazardous Materials. In the event that the Collateral Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Trustee’s sole discretion may cause the Collateral Trustee to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Trustee reserves the right, either (i) prior to taking such action, to perform sufficient due diligence (which may include Phase I and Phase II environmental site assessments) or (ii) instead of taking such action, either to resign as Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.
ARTICLE 6. RESIGNATION AND REMOVAL OF THE COLLATERAL TRUSTEE
SECTION 6.1 Resignation or Removal of Collateral Trustee. Subject to the appointment of a successor Collateral Trustee as provided in Section 6.2 and the acceptance of such appointment by the successor Collateral Trustee:
(a) the Collateral Trustee may resign at any time by giving not less than 30 days’ notice of resignation to each Authorized Representative and the Issuer; and
(b) the Collateral Trustee may be removed at any time, with or without cause, by an Act of Required Secured Parties.
SECTION 6.2 Appointment of Successor Collateral Trustee. Upon any such resignation or removal, a successor Collateral Trustee may be appointed by an Act of Required Secured Parties. If no successor Collateral Trustee has been so appointed and accepted such appointment within 30 days after the predecessor Collateral Trustee gave notice of resignation or was removed, the retiring Collateral Trustee may (at the expense of the Issuer), at its option, appoint a successor Collateral Trustee, or petition a court of competent jurisdiction for appointment of a successor Collateral Trustee, which must be a bank or trust company:
(1) authorized to exercise corporate trust powers;
(2) having a combined capital and surplus of at least $500,000,000;
(3) maintaining an office in New York, New York; and
(4) that is not the Issuer or an Affiliate of the Issuer.
The Collateral Trustee will fulfill its obligations hereunder until a successor Collateral Trustee meeting the requirements of this Section 6.2 has accepted its appointment as Collateral Trustee and the provisions of Section 6.3 have been satisfied.
SECTION 6.3 Succession. When the Person so appointed as successor Collateral Trustee accepts such appointment:
(1) such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Trustee, and the predecessor Collateral Trustee will be discharged from its duties and obligations hereunder; and
(2) the predecessor Collateral Trustee will (at the expense of the Issuer) promptly transfer all Liens and collateral security and other property of the Trust Estates within its possession or control to the possession or control of the successor Collateral Trustee and will execute instruments and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Trustee to transfer to the successor Collateral Trustee all Liens, interests, rights, powers and remedies of the predecessor Collateral Trustee in respect of the Security Documents or the Trust Estates.
Thereafter the predecessor Collateral Trustee will remain entitled to enforce the immunities granted to it in Article 5 and the provisions of Sections 7.10 and 7.11.
SECTION 6.4 Merger, Conversion or Consolidation of Collateral Trustee. Any Person into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Trustee shall be a party, or any Person succeeding to the business of the Collateral Trustee shall be the successor of the Collateral Trustee pursuant to Section 6.3; provided, that (i) without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (1) through (4) of Section 6.2 and (ii) prior to any such merger, conversion or consolidation, the Collateral Trustee shall have notified the Issuer and each Authorized Representative thereof in writing.
ARTICLE 7. MISCELLANEOUS PROVISIONS
SECTION 7.1 Amendment.
(a) No amendment or supplement to the provisions of this Agreement will be effective without the approval of the Collateral Trustee acting as directed by an Act of Required Secured Parties, except that:
(1) any amendment or supplement that has the effect solely of:
(A) adding or maintaining Collateral, securing additional Pari Passu Obligations that are otherwise not prohibited by the terms of any Security Document to be secured by the Collateral or preserving, perfecting or establishing the Liens thereon or the rights of the Collateral Trustee therein; or
(B) providing for the assumption of any Grantor’s obligations under any Pari Passu Document in the case of a merger or consolidation or sale of all or substantially all of the assets of such Grantor to the extent not prohibited by the terms of the Indenture, a First-Out Document or any Security Document, as applicable;
will become effective when executed and delivered by the Issuer or any other applicable Grantor party thereto and the Collateral Trustee;
(2) no amendment or supplement that reduces, impairs or adversely affects the right of any Secured Party:
(A) to vote its outstanding Pari Passu Debt as to any matter described as subject to an Act of Required Secured Parties (or amends the provisions of this Section 7.1(a)(2) or the definitions of “Act of Required Secured Parties” or “Controlling Representative”);
(B) to share in the order of application described in Section 3.4 in the proceeds of enforcement of or realization on any Collateral that has not been released in accordance with the provisions described in Section 4.1 or 4.4;
(C) to require that Liens securing Pari Passu Obligations be released only as set forth in the provisions described in Section 4.1 or 4.4; or
(D) under this Section 7.1,

will become effective without the consent of the requisite percentage or number of holders of each Series of Pari Passu Debt so affected under the applicable Security Documents; and
(3) no amendment or supplement that imposes any obligation upon the Collateral Trustee or any Authorized Representative or adversely affects the rights of the Collateral Trustee or any Authorized Representative, respectively, in its capacity as such will become effective without the consent of the Collateral Trustee or such Authorized Representative, respectively.
(b) The Collateral Trustee will not enter into any amendment or supplement unless it has received an Officer’s Certificate to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in any of the Security Documents. Prior to executing any amendment or supplement pursuant to this Section 7.1, the Collateral Trustee will be entitled to receive an opinion of counsel of the Issuer to the effect that the execution of such document is authorized or permitted hereunder, and with respect to amendments adding Collateral, an opinion of counsel of the Issuer addressing customary creation and perfection, and if such additional Collateral consists of equity interests of any Person which equity interests constitute certificated securities, priority matters with respect to such additional Collateral (which opinion may be subject to customary assumptions and qualifications).
SECTION 7.2 Voting. In connection with any matter under this Agreement requiring a vote of holders of Pari Passu Debt, each Series of Pari Passu Debt will cast its votes in accordance with the Pari Passu Documents governing such Series of Pari Passu Debt. The amount of Pari Passu Debt to be voted by a Series of Pari Passu Debt will equal (1) the aggregate principal amount of Pari Passu Debt held by such Series of Pari Passu Debt (including outstanding letters of credit whether or not then available or drawn), plus (2) other than in connection with an exercise of remedies, the aggregate unfunded commitments (if any) to extend credit which, when funded, would constitute Indebtedness of such Series of Pari Passu Debt. Following and in accordance with the outcome of the applicable vote under its Security Documents, the Authorized Representative of each Series of Pari Passu Debt will cast all of its votes under that Series of Pari Passu Debt as a block in respect of any vote under this Agreement. Notwithstanding anything to the contrary in the foregoing, clause (i) of the second paragraph of the definition of “Act of Required Secured Parties” shall apply to this Section 7.2.
SECTION 7.3 Further Assurances; Insurance.
(a) The Issuer and each of the other Grantors will take such further actions with respect to the Collateral, and execute and/or deliver to the Collateral Trustee and file such additional mortgages, financing statements, amendments, assignments, agreements, supplements, powers and instruments, as may reasonably be required from time to time in order to:
(1) create, perfect, preserve and protect the security interest in the Collateral and the rights and interests of the Collateral Trustee under the Security Documents;
(2) carry into effect the purposes of the Security Documents or better to assure and confirm the validity, enforceability and priority of the Collateral Trustee’s security interest in the Collateral;
(3) permit the Collateral Trustee to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral, including the filing of financing statements, continuation statements and other documents under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created in the Collateral and the execution and delivery of Control Agreements (as defined in the Pledge and Security Agreement (as in effect on the date hereof, or as amended, if the Authorized Representatives of each other Series of Pari Passu Debt have consented to any amendments thereof)); and
(4) perfect, continue and maintain the validity, enforceability and priority of the security interest in the Collateral as provided herein and to preserve the other rights and interests granted to the Collateral Trustee hereunder, as against third parties, with respect to the Collateral.

(b) Upon the request of the Collateral Trustee or any Authorized Representative at any time and from time to time, the Issuer and each of the other Grantors will promptly execute, acknowledge, deliver and/or file such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case, as contemplated by the Security Documents for the benefit of the Secured Parties.
(c) The Issuer and the other Grantors will:
(1) keep their properties adequately insured at all times by financially sound and reputable insurers;
(2) maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage and coverage for acts of terrorism, as is customary for companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by them;
(3) maintain such other insurance as may be required by law; and
(4) maintain such other insurance as may be required by the Security Documents.
(d) Upon the request of the Collateral Trustee, the Issuer and the other Grantors will furnish to the Collateral Trustee full information as to their property and liability insurance carriers.
(e) All insurance policies required by Section 7.3(c) (except for the insurance described in Section 7.3(c)(3)) above will:
(1) provide that, with respect to third party liability insurance, the Collateral Trustee shall be named as additional insured, with a waiver of subrogation;
(2) name the Collateral Trustee as a loss payee and additional insured;
(3) provide that (x) no cancellation or termination of such insurance and (y) no reduction in the limits of liability of such insurance or other material change shall be effective until 30 days after written notice is given by the insurers to the Collateral Trustee of such cancellation, termination, reduction or change;
(4) waive all claims for insurance premiums or commissions or additional premiums or assessments against the Secured Parties; and
(5) waive any right of the insurers to setoff or counterclaim or to make any other deductions, whether by way of attachment or otherwise, as against the Secured Parties.
With respect to the foregoing clauses 3, 4, and 5, the Issuer and the other Grantors, as applicable, will use their commercially reasonable efforts to ensure that such insurance policies comply with this Section 7.3(e).
(f) Upon the request of the Collateral Trustee, the Issuer and the other Grantors will permit the Collateral Trustee or any of its agents or representatives, at reasonable times and intervals upon reasonable prior notice, to visit their offices and sites and inspect any of the Collateral and to discuss matters relating to the Collateral with their respective officers and independent public accountants. The Issuer and the other Grantors shall, at any reasonable time and from time to time upon reasonable prior notice, permit the Collateral Trustee or any of its agents or representatives to examine and make copies of and abstracts from the records and books of account of the Issuer and the other Grantors and their Subsidiaries, all at the Issuer’s expense.

SECTION 7.4 Successors and Assigns.
(a) Except as provided in Section 5.2, the Collateral Trustee may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Collateral Trustee hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Authorized Representative and each present and future holder of Pari Passu Obligations.
(b) Neither the Issuer nor any other Grantor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Issuer and the other Grantors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Trustee, each Authorized Representative and each present and future holder of Pari Passu Obligations.
SECTION 7.5 Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.
SECTION 7.6 Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Collateral Trustee:
U.S. Bank National Association
Global Corporate Trust Services
Mailcode: EP MN WS3C
60 Livingston Avenue
St. Paul, MN 55107-2292
Facsimile No.: (651) 466-4730
Attention: Quinn DePompolo – Vice
President and Account Manager
with a copy to
Thompson Hine LLP
Attention: Irving Apar
300 Madison Ave., 27th Floor
New York, NY 10017

If to the Issuer or any other Grantor	INNOVATE Corp. Attention: Michael Sena 295 Madison Avenue, 12th Floor New York, NY 10017 with a copy to: Cleary Gottlieb Steen & Hamilton LLP Attention: Sean O’Neal One Liberty Plaza New York, NY 10006
If to the Trustee:	U.S. Bank National Association Global Corporate Trust Services Mailcode: EP MN WS3C

60 Livingston Avenue
St. Paul, MN 55107-2292
Facsimile No.: (651) 466-4730
Attention: Quinn DePompolo – Vice
President and Account Manager
with a copy to
Thompson Hine LLP
Attention: Irving Apar
300 Madison Ave., 27th Floor
New York, NY 10017

and if to any other Authorized Representative, to such address as it may specify by written notice to the parties named above.
All notices and communications will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the relevant address set forth above or, as to holders of Pari Passu Debt, its address shown on the register kept by the office or agency where the relevant Pari Passu Debt may be presented for registration of transfer or for exchange. To the extent applicable, any notice or communication will also be so mailed to any Person described in § 313(c) of the Trust Indenture Act of 1939, as amended, to the extent required thereunder. Failure to mail a notice or communication to a holder of Pari Passu Debt or any defect in it will not affect its sufficiency with respect to other holders of Pari Passu Debt.
If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
SECTION 7.7 Notice Following Discharge of Pari Passu Obligations. Promptly following the Discharge of First-Out Obligations, the Discharge of Specified Pari Passu Obligations or the Discharge of Excess First-Out Obligations, as the case may be, with respect to one or more Series of Pari Passu Debt, each Authorized Representative with respect to each applicable Series of Pari Passu Debt that is so discharged will provide written notice of such discharge to the Collateral Trustee and to each other Authorized Representative.
SECTION 7.8 Entire Agreement. This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Trustee set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.
SECTION 7.9 Compensation; Expenses. The Grantors jointly and severally agree to pay, promptly upon demand:
(1) such compensation to the Collateral Trustee and its agents as the Issuer and the Collateral Trustee may agree in writing from time to time;
(2) all reasonable costs and expenses incurred by the Collateral Trustee and its agents in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Security Document or any consent, amendment, waiver or other modification relating hereto or thereto;
(3) all reasonable fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Trustee or any Authorized Representative incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Security Documents or any consent, amendment, waiver or other modification relating hereto or thereto and any other document or matter requested by the Issuer or any other Grantor;
(4) all reasonable costs and expenses incurred by the Collateral Trustee and its agents in creating, perfecting, preserving, releasing or enforcing the Collateral Trustee’s Liens on the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, and title insurance premiums;
(5) all other reasonable costs and expenses incurred by the Collateral Trustee and its agents in connection with the negotiation, preparation and execution of the Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by the Collateral Trustee thereunder; and
(6) after the occurrence of any Pari Passu Debt Default, all costs and expenses incurred by the Collateral Trustee, its agents and any Authorized Representative in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Security Documents or any interest, right, power or remedy of the Collateral Trustee or in connection with the collection or enforcement of any of the Pari Passu Obligations or the proof, protection, administration or resolution of any claim based upon the Pari Passu Obligations in any Insolvency or Liquidation Proceeding, including all fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Trustee, its agents or the Authorized Representatives.
The agreements in this Section 7.9 will survive repayment of all other Pari Passu Obligations, the termination or assignment of this Agreement, the invalidity or unenforceability of any terms or provisions of this Agreement and the removal or resignation of the Collateral Trustee.
SECTION 7.10 Indemnity.
(a) The Grantors jointly and severally agree to defend, indemnify, pay and hold harmless the Collateral Trustee, each Authorized Representative, each Secured Party and each of their respective Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all Indemnified Liabilities; provided, no Indemnitee will be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee.
(b) All amounts due under this Section 7.10 will be payable upon demand.
(c) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 7.10(a) may be unenforceable in whole or in part because they violate any law or public policy, each of the Grantors will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.
(d) No Grantor will ever assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Security Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and each of the Grantors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.
(e) The agreements in this Section 7.10 will survive repayment of all other Pari Passu Obligations, the termination or assignment of this Agreement, the invalidity or unenforceability of any terms or provisions of this Agreement and the removal or resignation of the Collateral Trustee.

SECTION 7.11 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 7.12 Section Headings. The section headings and Table of Contents used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
SECTION 7.13 Obligations Secured. All obligations of the Grantors set forth in or arising under this Agreement will be Pari Passu Obligations and are secured by all Liens granted by the Security Documents.
SECTION 7.14 Governing Law. THIS AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).
SECTION 7.15 Consent to Jurisdiction. All judicial proceedings brought against any party hereto arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, each Grantor, for itself and in connection with its properties, irrevocably:
(1) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts;
(2) waives any defense of forum non conveniens;
(3) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.8;
(4) agrees that service as provided in clause (3) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and
(5) agrees that each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.
SECTION 7.16 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER

INTO THIS AGREEMENT AND THE OTHER SECURITY DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
SECTION 7.17 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.
SECTION 7.18 Grantors and Additional Grantors. The Issuer represents and warrants that each Person who is a Grantor on the date hereof has duly executed this Agreement. The Issuer will cause each Person that hereafter becomes a Grantor or is required by any Security Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, within 30 Business Days of the date on which it was acquired or created, by causing such Person to execute and deliver to the Collateral Trustee a Collateral Trust Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Issuer shall promptly provide each Authorized Representative with a copy of each Collateral Trust Joinder executed and delivered pursuant to this Section 7.18; provided, however, that the failure to so deliver a copy of the Collateral Trust Joinder to any then existing Authorized Representative shall not affect the inclusion of such Person as a Grantor if the other requirements of this Section 7.18 are complied with.
SECTION 7.19 Continuing Nature of this Agreement. This Agreement will be reinstated if at any time any payment or distribution in respect of any of the Pari Passu Obligations is rescinded or must otherwise be returned in an Insolvency or Liquidation Proceeding or otherwise by any Pari Passu Secured Party or Authorized Representative or any representative of any such party (whether by demand, settlement, litigation or otherwise). In the event that all or any part of a payment or distribution made with respect to the Pari Passu Obligations from the proceeds of any Collateral or any title insurance policy required by any real property mortgage at any time after the date of the payment or distribution that is so recovered, whether pursuant to a right of subrogation or otherwise, that Authorized Representative or that Pari Passu Secured Party, as the case may be, will forthwith deliver the same to the Collateral Trustee, for the account of the Secured Parties to be applied in accordance with Section 3.4.
SECTION 7.20 Insolvency.
(a) This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against any Grantor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.
(b) The Collateral Trustee (on behalf of the First-Out Secured Parties) and each First-Out Authorized Representative, for itself and on behalf of the First-Out Secured Parties, and the Collateral Trustee and the Last-Out Authorized Representatives (each on behalf of the Last-Out Secured Parties) agrees that because of, among other things, their differing rights to payment of the proceeds of the Collateral, the First-Out Obligations are fundamentally different from the Last-Out Obligations, are not substantially similar to the Last-Out Obligations within the meaning of Bankruptcy Code Section 1122(a), and must be separately classified from the Last-Out Obligations in any plan of reorganization proposed, confirmed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First-Out Secured Parties and the Last-Out Secured Parties in respect of the Collateral constitute only one secured claim or are properly classified in one class (rather than separate claims or classes of secured claims), then each of the Last-Out Secured Parties hereby acknowledges and agrees that all distributions shall be made in accordance with Section 3.4 of this Agreement and the First-Out Secured Parties shall be entitled to receive, in addition to amounts distributed to them from, or in respect of, the Collateral in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees, costs, expenses, premiums, and other charges, irrespective of whether a claim for such amounts is allowed or allowable in such Insolvency or Liquidation Proceeding, before any distribution from, or in respect of, any Collateral is made in respect of the claims held by the Last-Out Secured Parties, with the Collateral Trustee and their applicable Last-Out Authorized Representative (each on behalf of the Last-Out Secured Parties) and the Last-Out Secured Parties acknowledging and agreeing to turn over to the First-Out Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this section and this Agreement, even if such turnover has the effect of reducing the claim or recovery of the Last-Out Secured Parties.
(c) None of any Last-Out Authorized Representatives or any other Last-Out Secured Party (whether in the capacity of a secured creditor or an unsecured creditor) shall propose, vote in favor of, or otherwise directly or indirectly support any plan of reorganization that is inconsistent with the priorities or other provisions of this Agreement (including but not limited to Sections 7.20 and 3.4), other than (i) if such a plan classifies the claims held by the Last-Out Secured Parties with the claims held by the First-Out Secured Parties and such plan provides for treatment that, taking into account the turnover obligations under Section 7.20(b), would provide for the Discharge of First-Out Obligations on the effective date of such plan (or as soon thereafter as is reasonably practicable under the circumstances), or (ii) with the prior written consent of the First-Out Authorized Representatives. Furthermore, none of any Last-Out Authorized Representative or any other Last-Out Secured Party (whether in the capacity of a secured creditor or an unsecured creditor) shall object to or contest (or support any other party in objection or contesting) a plan of reorganization or other dispositive restructuring plan on the grounds that the First-Out Obligations and Last-Out Obligations are classified separately.
(d) Each Last-Out Authorized Representative, for itself and on behalf of each other Last-Out Secured Party, agrees that (A) no Last-Out Authorized Representative nor any other Last-Out Secured Party will object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) (i) any request by any First-Out Authorized Representative or any other First-Out Secured Party for adequate protection, including for payment of post-petition interest, or (ii) any objection by any First-Out Authorized Representative or any other First-Out Secured Party to any motion, relief, action or proceeding based on the First-Out Authorized Representative or First-Out Secured Parties claiming a lack of adequate protection; and (B) the Last-Out Secured Parties will seek relief granting adequate protection, in the case of liens or claims granted as adequate protection only to the extent such protection is subordinate to, and subordinate to matching adequate protection in favor of, the claims of the First-Out Secured Parties.
(e) Each Last-Out Authorized Representative, for itself and on behalf of each other Last-Out Secured Party, agrees that neither such Last-Out Authorized Representative nor any other Last-Out Secured Party shall oppose or seek to challenge any claim by any First-Out Authorized Representative or any other First-Out Secured Party for allowance or payment in any Insolvency or Liquidation Proceeding of First-Out Obligations consisting of post-petition interest or cash collateralization of all letters of credit to the extent of the value of the Liens securing the First-Out Obligations (it being understood that such value will be determined without regard to the existence of the Last-Out Obligations).
SECTION 7.21 Rights and Immunities of Authorized Representatives. The Collateral Trustee will be entitled to all of the rights, protections, immunities and indemnities set forth in the Indenture and any future Authorized Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture or other agreement governing the applicable Pari Passu Debt with respect to which such Person will act as representative, in each case as if specifically set forth herein. In no event will any Authorized Representative be liable for any act or omission on the part of the Grantors or the Collateral Trustee hereunder.
SECTION 7.22 Purchase Right. The First-Out Secured Parties agree that following the first to occur of (a) the acceleration of the First-Out Obligations, (b) a payment default under any First-Out Document that has not been cured or waived by the applicable First-Out Secured Parties within 60 days of the occurrence thereof or (c) the commencement of an Insolvency or Liquidation Proceeding with respect to the Issuer or any other Grantor (each, a “Purchase Event”), within thirty (30) days of the Purchase Event, one or more of the Specified Pari Passu Secured Parties (the “Purchasers”) may request by written notice to each First-Out Authorized Representative, and the First-Out Secured Parties hereby offer such Purchasers the option, to purchase all, but not less than all, of the aggregate amount of outstanding First-Out Obligations (including unfunded commitments under any First-Out Document) outstanding at the time of purchase at par, plus (i) any premium that would be applicable upon prepayment of the First-Out Obligations and accrued and unpaid interest, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding, at the applicable post-default rate and fees (including breakage costs), (ii) if applicable, the cash collateral to be furnished to the First-Out Secured Parties providing letters of credit under the First-Out Documents in such amounts (not to exceed 105% thereof) as such First-Out Secured Party determines is reasonably necessary to secure such First-Out Secured Party in connection with any such outstanding and undrawn letters of credit and (iii) in the case of any First-Out Cash Management Obligations, the amount that would be payable to First-Out Secured Parties, including all amounts payable as a result of the termination (or early termination) thereof, in any event, without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to customary assignment documentation). Promptly following the receipt of such notice, each First-Out Authorized Representative will deliver to the Purchasers a statement of the amount of the First-Out Obligations provided by the First-Out Secured Parties represented by each such First-Out Authorized Representative, if any, then outstanding and the amount of the cash collateral requested by any such First-Out Authorized Representative to be delivered pursuant to the applicable First-Out Documents. If such right is exercised, the First-Out Secured Parties and the Purchasers shall endeavor to close promptly thereafter but in any event within ten (10) Business Days of the request. If one or more of the Specified Pari Passu Secured Parties exercise such purchase right, any such purchase shall be allocated pro-rata among the Purchasers and such purchase shall be exercised pursuant to documentation mutually acceptable to each of the First-Out Authorized Representatives and the Purchasers. If none of the Specified Pari Passu Secured Parties timely exercises such right the First-Out Secured Parties shall have no further obligations pursuant to this Section 7.22 for such Purchase Event and may take any further actions in their sole discretion in accordance with the First-Out Documents and this Agreement. Each First-Out Secured Party will retain all rights to indemnification provided in the relevant First-Out Document for all claims and other amounts relating to the period prior to the purchase of the First-Out Obligations pursuant to this Section 7.22.
SECTION 7.23 Conflict with Intercreditor Agreement. For the avoidance of doubt, in the event of any conflict between the terms of this Agreement and the terms of the Intercreditor Agreement, the terms of this Agreement shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Agreement to be executed by their respective officers or representatives as of the day and year first above written.

INNOVATE CORP. as Issuer

By:		/s/ Michael J. Sena
	Name:	Michael J. Sena
	Title:	Chief Financial Officer

INNOVATE 2 CORP. as Grantor

By:		/s/ Michael J. Sena
	Name:	Michael J. Sena
	Title:	Chief Executive Officer and Chief Financial Officer

DBM GLOBAL INTERMEDIATE HOLDCO INC. as Grantor

By:		/s/ Michael J. Sena
	Name:	Michael J. Sena
	Title:	Chief Executive Officer and Chief Financial Officer

[Signature Page to Collateral Trust Agreement]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee under the Indenture

By:		/s/ Brandon Bonfig
	Name:	Brandon Bonfig
	Title:	Vice President

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Trustee

By:		/s/ Brandon Bonfig
	Name:	Brandon Bonfig
	Title:	Vice President

[Signature Page to Collateral Trust Agreement]

MSD PCOF PARTNERS IX, LLC, as the First-Out Lender under the First-Out Credit Agreement and a First-Out Authorized Representative

By:		/s/ Marcello Liguori
	Name:	Marcello Liguori
	Title:	Authorized Signatory
[Signature Page to Collateral Trust Agreement]

[EXHIBIT A to Collateral Trust Agreement]
[FORM OF]
ADDITIONAL PARI PASSU DEBT DESIGNATION
Reference is made to the Collateral Trust Agreement dated as of August 4, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Collateral Trust Agreement”), among INNOVATE CORP., a Delaware corporation, (the “Issuer”), the Grantors from time to time party thereto, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee under the Indenture, MSD PCOF PARTNERS IX, LLC, as the First-Out Lender under the First-Out Credit Agreement and a First-Out Authorized Representative, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Additional Pari Passu Debt Designation is being executed and delivered in order to designate additional Pari Passu Debt as Pari Passu Debt entitled to the benefit of the Collateral Trust Agreement.
The undersigned, the duly appointed [specify title] of the [Issuer] hereby certifies on behalf of the [Issuer] that:
(A) [insert name of the Issuer or other Grantor] intends to incur additional Pari Passu Debt (“Additional Pari Passu Obligations”) permitted by each applicable Pari Passu Document to be secured by a Pari Passu Lien equally and ratably with all previously existing and future Pari Passu Debt;
(B) [such Pari Passu Debt constitutes First-Out Debt;]
(C) the name and address of the Authorized Representative for the Additional Pari Passu Obligations for purposes of Section 7.8 of the Collateral Trust Agreement is:
Telephone:
Fax:
(D) Each of the Issuer and each other Grantor has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the Additional Pari Passu Obligations are secured by the Collateral in accordance with the Security Documents;
(E) Attached as Exhibit 1 hereto is a Reaffirmation Agreement duly executed by the Issuer and each other Grantor, and
(F) the Issuer has caused a copy of this Additional Pari Passu Debt Designation and the related Collateral Trust Joinder to be delivered to each existing Authorized Representative.

A-1

IN WITNESS WHEREOF, the Issuer has caused this Pari Passu Debt Designation to be duly executed by the undersigned officer as of ___, 20____.
[insert name of Issuer]

By:
Name:
Title:
ACKNOWLEDGEMENT OF RECEIPT
The undersigned, the duly appointed Collateral Trustee under the Collateral Trust Agreement, hereby acknowledges receipt of an executed copy of this Additional Pari Passu Debt Designation.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Trustee

By:
Name:
Title:

EXHIBIT 1 TO ADDITIONAL PARI PASSU DEBT
DESIGNATION
[FORM OF] REAFFIRMATION AGREEMENT
Reference is made to the Collateral Trust Agreement dated as of August 4, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Collateral Trust Agreement”), among INNOVATE CORP., a Delaware corporation, (the “Issuer”), the Grantors from time to time party thereto, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee under the Indenture, MSD PCOF PARTNERS IX, LLC, as the First-Out Lender under the First-Out Credit Agreement and a First-Out Authorized Representative, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Reaffirmation Agreement is being executed and delivered as of [____________] [•], 20[•] in connection with an Additional Pari Passu Debt Designation of even date herewith which Additional Pari Passu Debt Designation has designated such additional Pari Passu Debt as Pari Passu Debt entitled to the benefit of the Collateral Trust Agreement.
Each of the undersigned hereby consents to the designation of additional Pari Passu Debt as Pari Passu Debt as set forth in the Additional Pari Passu Debt Designation of even date herewith and hereby confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Pari Passu Documents to which it is party, and agrees that, notwithstanding the designation of such additional indebtedness or any of the transactions contemplated thereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each Pari Passu Document to which it is a party, are not impaired or adversely affected in any manner whatsoever and shall continue to be in full force and effect and such additional Pari Passu Debt shall be entitled to all of the benefits of such Pari Passu Documents.
Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Reaffirmation Agreement.
IN WITNESS WHEREOF, each of the undersigned has caused this Reaffirmation Agreement to be duly executed as of the date written above.

[names of Grantors and Grantors]

By:
Name:
Title:

[EXHIBIT B to Collateral Trust Agreement]
[FORM OF]
COLLATERAL TRUST JOINDER - ADDITIONAL PARI PASSU OBLIGATIONS
Reference is made to the Collateral Trust Agreement dated as of August 4, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Collateral Trust Agreement”), among INNOVATE CORP., a Delaware corporation, (the “Issuer”), the Grantors from time to time party thereto, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee under the Indenture, MSD PCOF PARTNERS IX, LLC, as the First-Out Lender under the First-Out Credit Agreement and a First-Out Authorized Representative, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 3.8 of the Collateral Trust Agreement as a condition precedent to the debt for which the undersigned is acting as agent being entitled to the benefits of being additional Pari Passu Debt under the Collateral Trust Agreement.
1.    Joinder. The undersigned, [_____________], a [_________________], (the “New Representative”) as [trustee, administrative agent] under that certain [described applicable indenture, credit agreement or other document governing the additional Pari Passu Debt] hereby agrees to become party as an Authorized Representative under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof. [Such Authorized Representative shall be a First-Out Authorized Representative thereunder].
2.    Lien Sharing and Priority Confirmation.
The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Pari Passu Debt for which the undersigned is acting as Authorized Representative hereby agrees, for the enforceable benefit of all holders of each existing and future Series of Pari Passu Debt, each other existing and future Authorized Representative and each current and future Pari Passu Secured Party and as a condition to being treated as Pari Passu Debt under the Collateral Trust Agreement that:
(a) as provided by Section 2.2 of the Collateral Trust Agreement, all Pari Passu Obligations will be and are secured equally and ratably by all Pari Passu Liens at any time granted by the Issuer or any other Grantor to secure any Obligations in respect of any Series of Pari Passu Debt, whether or not upon property otherwise constituting collateral for such Series of Pari Passu Debt, and that all such Pari Passu Liens will be enforceable by the Collateral Trustee for the benefit of all Secured Parties equally and ratably; provided, however, that notwithstanding the foregoing, this provision will not be violated with respect to any particular Collateral and any particular Series of Pari Passu Debt if the Security Documents in respect thereof prohibit the applicable Authorized Representative from accepting the benefit of a Lien on any particular asset or property or such Authorized Representative otherwise expressly declines in writing to accept the benefit of a Lien on such asset;
(b) the New Representative and each holder of Obligations in respect of the Series of Pari Passu Debt for which the undersigned is acting as Authorized Representative are bound by the provisions of this Agreement, including the provisions relating to the ranking of Pari Passu Liens and the order of application of proceeds from the enforcement of Pari Passu Liens; and
(c) the Collateral Trustee shall perform its obligations under the Collateral Trust Agreement and the other Security Documents.
3.    Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.
IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of __, 20__.

[insert name of the new representative]

By:
Name:
Title:
The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee for the New Representative and the holders of the Obligations represented thereby:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Trustee

By:
Name:
Title:

[EXHIBIT C to Collateral Trust Agreement]
[FORM OF]
COLLATERAL TRUST JOINDER - ADDITIONAL GRANTOR
Reference is made to the Collateral Trust Agreement dated as of August 4, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Collateral Trust Agreement”), among INNOVATE CORP., a Delaware corporation, (the “Issuer”), the Grantors from time to time party thereto, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee under the Indenture, MSD PCOF PARTNERS IX, LLC, as the First-Out Lender under the First-Out Credit Agreement and a First-Out Authorized Representative, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Trustee.. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 7.21 of the Collateral Trust Agreement.
1.    Joinder. The undersigned, ___, a ___, hereby agrees to become party as a Grantor under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.
2.    Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.
IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of ______________, 20___.
[    ]

By:
Name:
Title:

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee with respect to the Collateral pledged by the new Grantor:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Trustee

By:
Name:
Title: